UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: July 1, 2013
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

425 Walnut Street, Suite 1800 Cincinnati, Ohio	45202

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2013, Agilysys, Inc. (the “Company”) completed the sale of certain assets of its Retail Solutions Group business to Kyrus Solutions, Inc. (“Buyer”), an affiliate of Clearlake Capital Group, L.P., for a purchase price of $34.52 million, after a pre-closing adjustment for estimated working capital and subject to possible further adjustment based on final working capital post-closing. The sale was completed in accordance with that certain asset purchase agreement between the Company and Buyer, dated May 31, 2013, which was previously disclosed in Item 1.01 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2013, which description is incorporated by reference herein.

Reference is made to the press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(b)  Pro Forma Financial Statements

The pro forma financial information required by Item 9.01(b) of Form 8-K is included as Exhibit 99.2 hereto and incorporated herein by reference.

(d)  Exhibits

Exhibit No.	Description
99.1	Press release dated July 2, 2013.
99.2
Unaudited pro forma condensed consolidated balance sheet of Agilysys, Inc. as of March 31, 2013 and unaudited pro forma condensed consolidated statements of operations for the years ended March 31, 2013, 2012 and 2011, including the notes hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/Robert R. Ellis
Robert R. Ellis
Senior Vice President, Chief Financial Officer,
Chief Operating Officer and Treasurer
Date: July 8, 2013

Exhibit Index

Exhibit No.	Description
99.1	Press release dated July 2, 2013.
99.2
Unaudited pro forma condensed consolidated balance sheet of Agilysys, Inc. as of March 31, 2013 and unaudited pro forma condensed consolidated statements of operations for the years ended March 31, 2013, 2012 and 2011, including the notes hereto.